New Generation Biofuels Announces Rescheduled Special Shareholders Meeting

Columbia, Maryland – February 9, 2011 – New Generation Biofuels Holdings, Inc. (OTCQB: NGBF.PK) (the “Company”), a clean energy company deploying novel technologies to produce cleaner, renewable biofuels, announced today that it has rescheduled the special shareholders meeting.  The action results from the Company’s determination that it would not have a quorum present for the meeting, scheduled for February 10, 2011 at the Company’s offices in Columbia, Maryland.  The rescheduled meeting date is March 3, 2011.  The Company also announced that it will amend the proxy statement filed with the Securities and Exchange Commission to restate the requested increase in authorized common shares and to eliminate the proposed increase in the Company’s omnibus incentive plan sought at the meeting.  The amended proxy will reflect a requested increase in authorized of 250,000,000 to a total of 350,000,000.  The action was taken to simplify approval of the one remaining proxy item, an increase in the authorized common shares.

About the Company

The Company is a clean energy company deploying novel technologies to produce cleaner, renewable biofuels. The Company has rights to a portfolio of patented and patent pending technology to manufacture alternative biofuels from plant oils and animal fats that it markets as a new class of biofuel for power generation, commercial and industrial heating and marine use. The Company believes that its proprietary biofuel can provide a lower cost, renewable alternative energy source with significantly lower emissions than traditional fuels. New Generation Biofuels’ business model calls for establishing direct sales from manufacturing plants that it may purchase or build and sublicensing its technology to qualified licensees. Additional information about New Generation Biofuels is available at http://www.newgenerationbiofuels.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements concern the Company's operations, prospects, plans, economic performance and financial condition and are based largely on the Company's beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. The risks and uncertainties related to our business, which include all the risks attendant an emerging growth company in the volatile energy industry, including those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why the actual results could differ from those projected in the forward-looking statements.

Media Contact: Bryan McPhee ph: (410) 652-1159	IR Contact: Matthew Haines ph: (212) 710-9686
bkmcphee@newgenerationbiofuels.com	Matt.Haines@mbsvalue.com